UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 11, 2013

Two Rivers Water & Farming Company
(Exact name of registrant as specified in charter)

Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)
Colorado	000-51139	13-4228144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2000 South Colorado Blvd., Tower 1 Suite 3100, Denver, Colorado 80222
(Address of principal executive offices)
Registrant’s telephone number, including area code: (303) 221-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/_ /  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_ /   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_ /   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders was held on June 11, 2013.  The stockholders: (1) elected all of the Company’s nominees as directors; (2) ratified the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm; (3) approved a reverse stock split within the range of not less than 1-for-2 and not less than 1-for-3; (4) approved the non-binding, advisory resolution on executive compensation; and (5) approved holding future advisory votes on executive compensation every year.

		For	Withheld	Broker Non-Votes
1.	Election of Directors
	John R. McKowen	14,168,250	11,112	3,863,771
	John Stroh II	14,166,250	13,112	3,863,771
	Dennis Channer	14,166,228	13,134	3,863,771
	Gregg Campbell	14,166,250	13,112	3,863,771
	Bradley Walker	14,166,228	13,134	3,863,771

		For	Against	Abstentions	Broker Non-Votes
2.	Ratification of Eide Bailly LLP as the Company’s Independent Registered Public Accounting Firm	17,956,334	5,218	81,581	-0-

		For	Against	Abstentions	Broker Non-Votes
3.	Reverse Stock Split of the Company’s common stock within the range of not less than 1-for-2 and not more than 1-for-3	14,007,994	2,859,115	1,176,024	-0-

		For	Against	Abstentions	Broker Non-Votes
4.	Advisory Vote on Executive Compensation	13,669,259	408,786	101,317	3,863,771

		One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
5.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	12,347,787	962,484	432,398	416,693	3,863,771

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Two Rivers Water & Farming Company
(Registrant)

Date: June 17, 2013	By:	/s/ Wayne Harding
Wayne Harding Chief Financial Officer